                                                                    Exhibit 99.7

                          SUBSCRIPTION AGENT AGREEMENT

     This Subscription Agent Agreement (the "Agreement") is  made as of November
____, 2008 between Blue Valley Ban Corp., a Kansas corporation (the "Company"),
Computershare,  Inc.,  a Delaware  corporation  and its fully  owned  subsidiary
Computershare   Trust  Company,   N.A.,  a  federally  chartered  trust  company
(collectively,  the  "Agent"  or  individually  "Computershare"  and the  "Trust
Company",  respectively).  All terms not defined  herein  shall have the meaning given  in the  prospectus  (the  "Prospectus")  included  in  the  (Registration
Statement  on Form  S-1,  File  No.  333-154414  filed by the  Company  with the
Securities  and  Exchange  Commission  on October  17,  2008,  as amended by any amendment filed with respect thereto (the "Registration Statement").

     WHEREAS,  the  Company  proposes  to make a  subscription  offer by issuing certificates or other evidences of subscription  rights,  in the form designated by the Company (the "Subscription  Certificates") to shareholders of record (the
"Shareholders") of its Common Stock, par value $1.00 per share ("Common Stock"), as of a record date  specified by the Company (the "Record  Date"),  pursuant to which each  Shareholder will have certain rights (the "Rights") to subscribe for shares of Common Stock,  as described in and upon such terms as are set forth in the  Prospectus,  a final  copy of which  has been or,  upon  availability  will promptly be, delivered to the Agent; and

     WHEREAS,  the Company wishes the Agent to perform certain acts on behalf of the  Company,  and the  Agent  is  willing  to so act,  in  connection  with the distribution of the  Subscription  Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein.

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and  of the  mutual agreements set forth herein, the parties agree as follows:

1.   Appointment.
     The  Company  hereby  appoints  the Agent to act as  subscription  agent in connection with the  distribution of Subscription  Certificates and the issuance and  exercise  of the  Rights  in  accordance  with the  terms set forth in this
Agreement and the Agent hereby accepts such appointment.

2.   Form and Execution of Subscription Certificates.
     A. Each Subscription Certificate shall be irrevocable and non-transferable.
The Agent shall,  in its capacity as transfer  agent of the Company,  maintain a register  of  Subscription  Certificates  and  Record  Date  Shareholders.  Each
Subscription  Certificate shall, subject to the provisions thereof,  entitle the
Record Date Shareholder to the following:

          (1) The right to acquire during the subscription  period, as described in the Prospectus,  (the  "Subscription  Period") at the exercise price, as described  in the  Prospectus,  a number of shares of Common Stock equal to
     .1352  of a share of  Common  Stock  for  every  one  Right  (the  "Primary
     Subscription Right"); and

          (2) The right to  subscribe  for  additional  shares of Common  Stock, subject to the  availability  of such shares and to the  allotment  of such shares as may be  available  among  Record Date

     Shareholders who exercise  over-subscription  rights on the basis specified in the Prospectus; provided, however, that such Record Date Shareholder has exercised  all  Primary  Subscription  Rights  issued  to him  or her  (the
     "Over-Subscription Privilege").

3.   Rights and Issuance of Subscription Certificates.
     A.  Each  Subscription   Certificate  shall  evidence  the  Rights  of  the
Shareholder therein named to purchase Common Stock upon the terms and conditions therein and herein set forth.

     B.  Upon the  written  advice  of the  Company,  signed  by any of its duly authorized officers,  as to the Record Date, the Agent shall, from a list of the
Company  Shareholders  as of the  Record  Date to be  prepared  by the Agent and agreed to by the Company,  prepare and record  Subscription  Certificates in the names of the  Shareholders,  setting forth the number of Rights to subscribe for the Company's Common Stock calculated on the basis of one Right for .1352 shares of Common Stock recorded on the books in the name of each such Shareholder as of the  Record  Date.  The  number  of  Rights  that  are  issued  to  Record  Date
Shareholders  will be rounded down by the Agent,  to the nearest  number of full
Rights as fractional Rights will not be issued.  Each  Subscription  Certificate shall be dated  as of the  Record  Date and  shall be  executed  manually  or by facsimile  signature  by a duly  authorized  officer  of the  Company.  Upon the
written  advice,  signed  as  aforesaid,   as  to  the  effective  date  of  the
Registration  Statement,  the Agent shall promptly  countersign  and deliver the
Subscription Certificates,  together with a copy of the Prospectus,  instruction letter and any other document as the Company deems necessary or appropriate,  to all  Shareholders  with record  addresses in the United  States  (including  its territories and possessions and the District of Columbia).  Delivery shall be by
first  class  mail  (without  registration  or  insurance),   [except  for  those
Shareholders  having a registered  address  outside the United  States (who will only receive copies of the Prospectus, instruction letter and other documents as the Company deems  necessary or appropriate,  if any),  delivery shall be by air mail  (without  registration  or  insurance)  and by first  class mail  (without registration or insurance) to those  Shareholders  having APO or FPO addresses.]
No  Subscription   Certificate   shall  be  valid  for  any  purpose  unless  so
executed.

     [C. The Agent will mail a copy of the  Prospectus,  instruction  letter,  a
special  notice  and  other   documents  as  the  Company  deems   necessary  or
appropriate,   if  any,  but  not  Subscription   Certificates  to  Record  Date
Shareholders whose record addresses are outside the United States (including its territories and possessions and the District of Columbia ) ("Foreign Record Date
Shareholders").  The Rights to which such Subscription  Certificates relate will be held by the Agent for such Foreign Record Date  Shareholders'  accounts until instructions  are  received to exercise,  sell or transfer  the Rights.]

4.   Exercise.
     A. Record Date  Shareholders  may acquire shares of Common Stock on Primary
Subscription Rights and pursuant to the Over-Subscription  Privilege by delivery to the Agent as specified in the Prospectus of (i) the Subscription  Certificate
with respect  thereto,  duly executed by such Shareholder in accordance with and as  provided  by the  terms  and  conditions  of the  Subscription  Certificate, together with (ii) the estimated purchase price, as disclosed in the Prospectus, for each share of Common Stock  subscribed  for by exercise of such  Rights,  in
U.S.  dollars  by wire  transfer,  money  order or check  drawn on a bank in the
United States,  in each case payable to the order of  Computershare  Inc. In the case of

Record Date  Shareholders  who hold shares of Common  Stock as a  depository  or nominee, such purchase price must be paid to Computershare Inc. by wire transfer only.

     B.  Rights may be  exercised  at any time after the date of issuance of the
Subscription  Certificates  with  respect  thereto  but no later  than 5:00 P.M.
Eastern time on such date as the Company shall designate to the Agent in writing
(the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights,  delivery  of any  material to the Agent shall be deemed to occur when such materials are received at the Agent's  designated address specified in the Prospectus.

     C.  Notwithstanding  the  provisions  of  Section  4(A) and 4(B)  regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M.
Eastern time on the Expiration  Date, if prior to such time the Agent receives a
Notice of Guaranteed Delivery by facsimile  (telecopy) or otherwise from a bank, a trust company or registered broker/dealer guaranteeing delivery of (i) payment of the full Subscription  Price for the shares of Common Stock subscribed for on
Primary  Subscription  and any additional  shares of Common Stock subscribed for pursuant to the Over-Subscription  Privilege,  and (ii) a properly completed and executed  Subscription  Certificate,  then such exercise of Primary Subscription
Rights and  Over-Subscription  Rights  shall be  regarded  as  timely,  subject, however,  to  receipt of the duly  executed  Subscription  Certificate  and full payment for the Common Stock (via wire transfer  only) by the Agent within three
Business  Days (as  defined  below)  after the  Expiration  Date  (the  "Protect
Period"). For the purposes of the Prospectus and this Agreement,  "Business Day"
shall mean any day on which trading is conducted on the New York Stock Exchange.

     D. As soon as practicable after conclusion of the Protect Period, and in no event more than four Business Days thereafter,  Computershare shall send to each exercising  Shareholder  (or,  if shares of Common  Stock on the Record Date are held by Cede & Co. or any other  depository  or  nominee,  to Cede & Co. or such other  depository  or  nominee) a  confirmation  showing the number of shares of
Common Stock acquired pursuant to the Primary Subscription,  and, if applicable, the Over-Subscription Privilege, the per share and total purchase price for such shares,  and any excess to be refunded by the Company to such shareholder in the form of a check and stub,  along  with a letter  explaining  the  allocation  of shares  of  Common  Stock  pursuant  to  the  Over-Subscription  Privilege  (the
"Confirmation").

     E. Any excess  payment to be refunded by the Company to a shareholder  will be mailed by Computershare  with the Confirmation.  Computershare will not issue or deliver certificates or Statements of Holding for shares subscribed for until payment in full therefore has been received,  including collection of checks and payment pursuant to notices of guaranteed delivery.

5.   Validity of Subscriptions.
         Irregular  subscriptions not otherwise covered by specific instructions herein shall be submitted to an  appropriate  officer of the Company and handled in accordance with his or her instructions. Such instructions will be documented by the Agent indicating the instructing officer and the date thereof.

6.   Over-Subscription.
     If, after allocation of shares of Common Stock to Record Date Shareholders, there remain unexercised  Rights, then the Agent shall allot the shares issuable
upon  exercise  of  such   unexercised   Rights  (the  "Remaining   Shares")  to
shareholders  who have exercised all the Rights initially issued to them and who wish to acquire more than the number of shares for which the Rights issued  to  them  are  exercisable.  If the  number  of  shares  for  which  the
Over-Subscription  Privilege  has been  exercised is greater than the  Remaining
Shares, then the Company may elect to honor the  Over-Subscription  Privilege in an amount up to an additional 66,800 shares (the "Additional Shares"). The Agent shall allocate the Remaining Shares,  and any Additional  Shares, to Record Date
Shareholders exercising their Over-Subscription Privilege based on the number of shares of Common  Stock  owned by them on the Record  Date.  The  percentage  of
Remaining Shares each over-subscribing Record Date Shareholder will acquire will be rounded up or down to result in delivery of whole shares of Common Stock. The
Agent shall advise the Company immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

7.   Delivery of Shares.
     The Agent will deliver (i) certificates or Statements of Holding reflecting
new  shares  of  Company  Common  Stock  in  the  Direct  Registration   System,
representing  those  shares of Common  Stock  purchased  pursuant to exercise of
Primary  Subscription  Rights as soon as  practicable  after  the  corresponding
Rights have been  validly  exercised  and full  payment for such shares has been received and cleared and (ii) certificates or Statements of Holding representing those  shares  purchased  pursuant  to the  exercise  of  the  Over-Subscription
Privilege  as soon as  practicable  after  the  Expiration  Date and  after  all allocations have been effected.

8.   Holding Proceeds of Rights Offering.
     The proceeds are handled in accordance  with the terms and  conditions  set forth in Exhibit C.

9.   Reports.
     Daily,  during the period commencing on the date Subscription  Certificates
are  mailed  to  the  Record  Date   Shareholders,   until  termination  of  the
Subscription  Period, the Agent will report by telephone or telecopy,  confirmed by letter, to an officer of the Company,  data regarding Rights  exercised,  the total number of shares of Common  Stock  subscribed  for, and payments  received therefore,  bringing  forward the figures from the previous day's report in each case so as to show the cumulative  totals and any such other  information as may be mutually  determined by the Company and the Agent.  Agent shall also maintain an online  database that the Company can access with up to date  information  on the total number of shares of Common Stock subscribed for and payments  received therefor.

10.  Loss or Mutilation.
     If any Subscription  Certificate is lost,  stolen,  mutilated or destroyed, the Agent may,  on such terms which will  indemnify  and protect the Company and the Agent as the Agent may in its discretion impose (which shall, in the case of a mutilated  Subscription  Certificate  include the surrender  and  cancellation
thereof),   issue  a  new  Subscription  Certificate  of  like  denomination  in substitution  for the  Subscription  Certificate so lost,  stolen,  mutilated or destroyed.

11.  Compensation for Services.
     The  Company  agrees  to pay to the  Agent  compensation  for its  services hereunder in accordance with its Fee Schedule to act as Agent attached hereto as
Exhibit A. The Company  further  agrees that it will reimburse the Agent for its reasonable  out-of-pocket  expenses incurred in the performance of its duties as such.

12.  Instructions, Indemnification and Limitation of Liability.

     The Agent  undertakes the duties and obligations  imposed by this Agreement on the terms and conditions set forth in Exhibit B.

will cooperate in the defense thereof, and (iii) the Company shall not be liable for any settlement effected without its prior written consent.

     D. The Agent  shall be  responsible  for and shall  indemnify  and hold the
Company harmless from and against any and all losses,  damages,  costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to
Agent's refusal or failure to comply with the terms of this Agreement,  or which arise out of Agent's  negligence or willful misconduct or which arise out of the breach of any representation or warranty of Agent hereunder,  for which Agent is not entitled to indemnification under this Agreement.

13.  Changes in Subscription Certificate.
     The Agent may,  without the consent or concurrence of the  Shareholders  in whose names Subscription  Certificates are registered, by supplemental agreement or otherwise,  concur with the Company in making any changes or corrections in a
Subscription  Certificate that it shall have been advised by counsel (who may be counsel for the Company) is  appropriate to cure any ambiguity or to correct any defective or inconsistent  provision or clerical omission or mistake or manifest error therein or herein contained,  and which shall not be inconsistent with the provision of the Subscription  Certificate except insofar as any such change may confer additional rights upon the Shareholders.

14.  Assignment/Delegation.
     A. Except as provided in Section  14(B) below,  neither this  Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.

     B. The Agent  may,  without  further  consent  on the part of the  Company, subcontract with other  subcontractors  for systems,  processing,  telephone and mailing services, and post-exchange  activities, as may be required from time to time;  provided,  however,  that the Agent shall be as fully  responsible to the
Company for the acts and  omissions  of any  subcontractor  as it is for its own acts and omissions.

     C. Except as explicitly  stated elsewhere in this Agreement,  nothing under this  Agreement  shall be  construed  to give any  rights  or  benefits  in this
Agreement  to anyone  other  than the Agent and the  Company  and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Agent and the Company.

15.  Governing Law.
     The validity,  interpretation  and  performance of this Agreement  shall be governed by the law of the Commonwealth of Massachusetts  and shall inure to the benefit  of and the  obligations  created  hereby  shall  be  binding  upon  the successors and permitted assigns of the parties hereto.

16.  Third Party Beneficiaries.
     This  Agreement does not constitute an agreement for a partnership or joint venture  between  the  Agent  and the  Company.  Neither  party  shall  make any commitments  with third  parties that are binding on the other party without the other party's prior written consent.

17.  Force Majeure.
     In the event  either party is unable to perform its  obligations  under the terms  of this  Agreement  because  of acts of  God,  strikes,  terrorist  acts, equipment or transmission  failure or damage reasonably  beyond its control,  or other cause  reasonably  beyond its control,  such party shall not be liable for damages to the other for any damages  resulting  from such failure to perform or otherwise from such causes.  Performance  under this Agreement shall resume when the  affected  party or parties are able to perform  substantially  that party's duties.

18.  Consequential Damages.
     Neither party to this Agreement  shall be liable to the other party for any consequential,  indirect,  special or incidental damages under any provisions of this Agreement or for any consequential,  indirect, penal, special or incidental damages  arising out of any act or failure to act  hereunder  even if that party has been advised of or has foreseen the possibility of such damages.

19.  Severability.
     If any  provision of this  Agreement  shall be held invalid,  unlawful,  or unenforceable,  the  validity,  legality,  and  enforceability  of the remaining provisions shall not in any way be affected or impaired.

20.  Counterparts.
     This Agreement may be executed in one or more  counterparts,  each of which shall be deemed an original and all of which  together  shall be considered  one and the same agreement.

21.  Captions.
     The captions and descriptive headings herein are for the convenience of the parties only. They do not in any way modify,  amplify, alter or give full notice of the provisions hereof.

22.  Confidentiality.
     The Agent and the Company agree that all books,  records,  information  and data  pertaining  to the  business  of the other party  which are  exchanged  or received  pursuant to the  negotiation  or the  carrying  out of this  Agreement including the fees for services set forth in the attached  schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

23.  Term and Termination.
     This Agreement  shall remain in effect until the earlier of (a) thirty (30)
days after the  Expiration  Date;  (b) it is  terminated  by either party upon a material  breach of this  Agreement  which  remains  uncured  for 10 days  after written notice of such breach has been provided;  or (c) 30 days' written notice has  been  provided  by  either  party to the  other.  Upon  termination  of the
Agreement,  the  Agent  shall  retain  all  canceled  Certificates  and  related documentation as required by applicable law.

24.  Notices.
     Until further  notice in writing by either party hereto to the other party, all written reports, notices and other communications between the Exchange Agent and the Company required or permitted  hereunder shall be delivered or mailed by first class mail,

postage prepaid,  telecopy or overnight courier  guaranteeing next day delivery, addressed as follows:

       If to the Company, to:

              Blue Valley Ban Corp.
              11935 Riley
              Overland Park, KS  66225-6128
              Attn:  Mark Fortino, Chief Financial Officer

       If to the Agent, to:

              Computershare Trust Company, N.A.
              C/o Computershare, Inc.
              350 Indiana Street, Suite 800
              Golden, CO  80401
              Attn:  Reorganization Department

25.  Survival.
     The provisions of Paragraphs 12, 15, 17-19, 22, and 24-26 shall survive any termination, for any reason, of this Agreement.

26.  Merger of Agreement.
     This Agreement  constitutes the entire agreement between the parties hereto and  supersedes  any prior  agreement  with respect to the subject matter hereof whether oral or written.

                            [Signature page follows]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective officers,  hereunto duly authorized,  as of the day and year first above written.

Computershare, Inc., and
Computershare Trust Company, N.A.
On Behalf of Both Entities

By:  ______________________________________
Name:
Title:
Date:

Blue Valley Ban Corp.

By:  ______________________________________
Name:
Title:
Date: